UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Farmers Capital Bank Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky  40601

Notice of Annual Meeting of Shareholders
to be held May 12, 2009

April 1, 2009
Date:	Tuesday, May 12, 2009
Time:	11:00 a.m., Eastern Daylight Time
Place:	Farmers Bank & Capital Trust Co. 125 West Main Street Frankfort, Kentucky
Purpose:
•To elect four directors,
•To ratify the appointment of the independent registered public accounting firm,
•To endorse the compensation we pay our executives, and
•To transact such other business as may properly come before the meeting

Record Date:	Close of business on April 1, 2009
It is desirable that as many shareholders as possible be represented at the meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You may revoke the proxy at any time before it is voted at the annual meeting of shareholders.

                                                            By order of the Board of Directors,

                                                            C. Douglas Carpenter
                                                            Senior Vice President, Secretary
                                                            and Chief Financial Officer

Your Vote Is Important

Please date, sign and promptly return the enclosed proxy in the accompanying postage-paid envelope.

Farmers Capital Bank Corporation
202 West Main Street
Frankfort, Kentucky  40601

Proxy Statement
Annual Shareholders’ Meeting-May 12, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers Capital Bank Corporation for use at our Annual Meeting of Shareholders to be held on May 12, 2009, and at any adjournments (the “Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2009

This proxy statement, form of proxy and our 2008 Annual Report to Shareholders, including financial statements, are available at www.farmerscapital.com.

Annual Report to Shareholders; Multiple Households

The 2008 Annual Report to Shareholders, including financial statements, is being mailed to shareholders together with these proxy materials on or about April 1, 2009.  One annual report and one proxy statement are being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more shareholders. Upon request, we will furnish the shareholder a separate copy of an annual report or proxy statement, as applicable. Requests should be directed to our corporate secretary at the address shown at the top of this page or by phone at 502-227-1668.

Who Can Vote

Each share of our common stock that you held on the record date entitles you to one vote at the Meeting. On the record date, there were 7,357,362 shares of common stock outstanding.

Voting Rights

Our corporate secretary will count votes cast at the Meeting. Our directors are elected by the affirmative vote of a “plurality” of shares voted. A “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors (i.e., four) to be chosen at the Meeting.  Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws. Abstentions as to all such matters to come before the Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify us on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes”. Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Quorum

A quorum at the Meeting is a majority of the shares of our common stock entitled to vote present in person or represented by proxy. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will Be Voted

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person.

Granting Your Proxy and How it Will be Voted. G. Anthony Busseni and Frank W. Sower, Jr. have been designated as proxies by our Board of Directors.  If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted as follows:

  in favor of the proposed director nominees,
  to ratify the independent registered public accounting firm, to endorse our executive compensation, and
  as the proxies deem appropriate on any other matter that may propertly come before the Meeting.
We expect no matters to be presented for action at the Meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the Meeting.

No Appraisal Rights. Under Kentucky law, there are no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Meeting.

Proxy Solicitation

We will pay all of the expenses of this solicitation of proxies.  Solicitations will be made by the use of mails, except that proxies may be solicited by telephone by our directors and officers.  We do not expect to pay any other compensation for the solicitation of proxies, but will reimburse brokers and other persons holding our common stock in their names, or in the name of nominees, for their expenses in sending proxy materials to their principals.

Shareholders’ Proposals for 2010 Annual Meeting

We presently contemplate that the 2010 Annual Meeting of Shareholders will be held on or about May 11, 2010.  If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by no later than December 2, 2009 (the date 120 days prior to the first anniversary of the date of the 2009 annual meeting proxy statement) to: Secretary, Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance.  Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting. However, if you do not notify us on or before February 14, 2010 of any matter that you wish to present at next year’s annual meeting, then the shareholders’ proxies that we solicit in connection with our 2010 Annual Meeting of Shareholders will confer on the proxyholders discretionary authority to vote on the matter that you present at our 2010 Annual Meeting.

Directions to Shareholder Meeting

Our shareholder meeting will be held at Farmers Bank & Capital Trust Co. located at 125 West Main Street, Frankfort, Kentucky.  If you need directions, please contact our Secretary at Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter  or call our office at (502) 227-1668.

Corporate Governance

Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees.  Our Code of Ethics applies to our Board of Directors as well as all employees and officers, including the principal executive officer, principal financial officer and principal accounting officer.

Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business.  We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code.  A copy of our Code of Ethics is available at our website at the following address: www.farmerscapital.com.

Board Structure and Committees. As of the date of this proxy statement, our Board of Directors consists of twelve members. We also have two advisory directors who do not vote. Our Board of Directors held six meetings during 2008.  All directors attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged. Our Board of Directors does not have a specific policy for director attendance at our annual meeting of shareholders. All but two directors attended our 2008 annual meeting.

Our Board of Directors has a standing Audit Committee and Compensation Committee but does not have a standing nominating committee.

Meetings
Audit Committee Members	Functions of the Committee		in 2008

J. Barry Banker (Chairman) Dr. Donald J. Mullineaux, Robert Roach, Jr. Frank W. Sower, Jr.	•	Monitors the integrity of our financial reporting processing and systems of internal controls regarding finance, accounting, and legal compliance	5
	•	Selects our independent auditor and determines such auditor’s compensation
	•	Monitors the independence and performance of the independent auditor, management and the internal audit department
	•	Provides an avenue of communication among the independent auditor, management, the internal audit department and the Board of Directors

Compensation			Meetings
Committee Members	Functions of the Committee		in 2008

Frank W. Sower, Jr. (Chairman) J. Barry Banker Shelley S. Sweeney	•	Please refer to the sections in this proxy statement entitled “Compensation Discussion and Analysis” and the “Report of the Compensation Committee”	4

Committee Charters.  Only our Audit Committee has a charter, which is available at our website at the following address: www.farmerscapital.com. Our Audit Committee was in compliance during 2008 with its written charter.  The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve. None of the committee members currently serve on another audit committee for a publicly-held entity.

Board and Committee Independence.  The Board has determined that each of its members is independent as defined by the rules of NASDAQ except for its employee directors Mr. Busseni, Mr. Hillard, and Mr. Brown. Further our Board has determined that Mr. Bennett is independent under the rules of NASDAQ after considering the Corporation’s payments to both a law firm and a real estate company of which Mr. Bennett is a partial owner.  The aggregate amount the Corporation paid to Mr. Bennett’s companies was below the $120,000 threshold set by NASDAQ.

Audit Committee Financial Expert.  Our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that J. Barry Banker satisfies the qualifications of financial expert and Mr. Banker accordingly has been designated as the Audit Committee financial expert.  The Board has also determined that Mr. Banker is independent as defined by the rules of NASDAQ for audit committee members.

Consideration of Director Nominees.  We do not have a standing nominating committee.  The members of our Board who are independent directors under NASDAQ rules determine the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders.  The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board, which decides whether to invite the candidate to be a nominee for election to the Board.

Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time.  Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business.  Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Corporation.

For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our corporate secretary.  To be considered for nomination and inclusion in our proxy statement at the 2010 Annual Meeting, a shareholder must notify our corporate secretary no later than December 2, 2009 (the date 120 days prior to the first anniversary of the date of the 2009 annual meeting proxy statement).  Notices should be sent to: Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.

Executive Sessions of the Board.  Non-management directors meet in executive sessions without management.  “Non-management” directors are all those who are not officers of the Corporation or a subsidiary, and may include directors who are not independent as determined under NASDAQ rules by virtue of a material relationship with us or a family relationship (though no such directors are currently Board members).  Executive sessions are led by a “Presiding Director” and are held at least twice annually in conjunction with regularly scheduled board meetings. Other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board.  Frank W. Sower, Jr. has been designated as the Presiding Director.

Communications with the Board.  Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director.  Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter, Secretary.  Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party.

Principal Beneficial Owners

The following table gives information as to all persons or entities known to us to be beneficial owners of more than five percent (5%) of the shares of our common stock. Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Corporation Common Stock as of March 1, 2009	Percent of Class

Farmers Bank & Capital Trust Co. ("Farmers Bank"), as Fiduciary 125 West Main Street Frankfort, KY 40601	435,004 1	5.91 2

___________________

1    The shares indicated are held by the Trust Department of Farmers Bank, a wholly-ownedsubsidiary of the Corporation, in fiduciary capacities as trustee, executor, agent or otherwise. Of the shares indicated, Farmers Bank has the sole right to vote 277,034 shares, or 3.77% of the outstanding shares. It has no voting rights with respect to 157,970 shares, or 2.15% of the outstanding shares.

 In addition, of the shares indicated, Farmers Bank has sole investment power with respect to100,725 shares, or 1.37% of the outstanding shares, shared investment power with respect to55,795 shares, or 0.76% of the outstanding shares, and no investment power with respect to 278,484 shares, or 3.79% of the outstanding shares.

2    Based on 7,357,362 shares of our common stock outstanding as of March 1, 2009.

PROPOSAL NO. 1
Election of Directors

In accordance with our articles of incorporation, our Board of Directors is classified into three classes as nearly equal in number as the then total number of directors constituting the whole Board permits.  Each class is to be elected to separate three (3) year terms with each term expiring in different years.  At each annual meeting the directors or nominees constituting one class are elected for a three (3) year term.  The term of those directors listed immediately below expires at the annual meeting on May 12, 2009 and this class contains the nominees to be elected to serve until the Annual Meeting of Shareholders in 2012.  Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Our Board of Directors intends to nominate for election as directors the four (4) persons listed below, all of which are presently serving as directors for us. It is the intention of the persons named in the proxy to vote for the election of all nominees named.  If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as our Board recommends.  Nominees receiving the four (4) highest totals of votes cast in the election will be elected as directors.  Proxies in the form solicited hereby that are returned to us will be voted in favor of the four (4) nominees specified below unless otherwise instructed by the shareholder.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, meet the NASDAQ definition of “independent” except for Messrs. Busseni, Hillard and Brown.

The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Meeting.

Nominees for Three-Year Terms Ending in 2012
Name and Age	Year First Elected Director	Position and Offices with Corporation[1]	Business Experience During Past Five Years
Frank W. Sower, Jr (69).	1996	Chairman of the Board of Directors	Retired Appeals Officer, Internal Revenue Service
J. Barry Banker [2] (57)	1996	Director	Manager of Stewart Home School (private, special needs school)
Dr. John D. Sutterlin (68)	2003[3]	Director; Chairman of the Board of Directors of Farmers Bank	Retired Dentist
Dr. Donald J. Mullineaux (63)	2003	Director	Professor, University of Kentucky, Gatton College of Business and Economics

Continuing Directors Whose Terms Expire in 2010
Name and Age	Year First Elected Director	Position and Offices with Corporation[1]	Business Experience During Past Five Years
Lloyd C. Hillard, Jr (62)	1996	Director; President, CEO and Director of First Citizens Bank (Elizabethtown, KY) (“First Citizens”); Director of FCB Services, Inc. (“FCB Services”)	President and CEO of First Citizens
Robert Roach, Jr. (70)	1998	Director	Retired County Judge and Teacher
R. Terry Bennett (63)	2007	Director; Director of First Citizens	Attorney, Skeeters, Bennett, Wilson & Pike
Dr. Donald A. Saelinger (61)	2007	Director; Director of Citizens Bank of Northern Kentucky (Newport, KY) (“Citizens Northern”)	Physician

Continuing Directors Whose Terms Expire in 2011
Name and Age	Year First Elected Director	Position and Offices with Corporation[1]	Business Experience During Past Five Years
G. Anthony Busseni (61)	1996
Director; President, CEO and Director of the Corporation; Director of:  Farmers Bank, United Bank & Trust Company (Versailles, KY) (“United Bank”), The Lawrenceburg Bank & Trust Company, First Citizens, Citizens Northern and FCB Services; Chairman of the Board of:  Leasing One Corporation and Farmers Capital Insurance Corporation
			President and CEO of the Corporation
Shelley S. Sweeney (67)	2002	Director	President, Swell Properties, Inc. (residential real estate rental company)
Ben F. Brown (65)	2008	Director; President of Jessamine County, United Bank; Director of FCB Services	Chairman of the Board, President and CEO of Citizens Bank of Jessamine County (a subsidiary bank that was merged into United Bank in 2008)
Marvin E. Strong (56)	2008	Director; Director of Farmers Bank and Leasing One Corporation	Partner, McCarty-Strong Global Consulting, LLC since 2007 (business development and consulting); Secretary, Economic Development Cabinet, Commonwealth of Kentucky 1993-2007

________________

1    All corporations listed in this column other than this Corporation are our subsidiaries.

2    J. Barry Banker is the son-in-law of Dr. John P. Stewart, an advisory director (and ChairmanEmeritus) of theCorporation. The foregoing is the only “family relationship” between any director (or advisory director), executive officer, or person nominated or chosen to become a director or executive officer of the Corporation. “Family relationship” means a relationship by blood, marriage or adoption not more remote than first cousin.

3    Dr. Sutterlin previously served as a corporation director from 1998 to 2001.

 _____________________________________

Advisory Directors.  In addition to the nominees and continuing directors listed in the tables above, E. Bruce Dungan and Dr. John P. Stewart serve as advisory directors to the Corporation.

Retirement Policy.  The retirement policy for our directors (which became effective January 1, 2004) provides that a director shall retire effective as of the end of his or her elected term next following the date on which the director attains age 70. Prior to January 1, 2004, any such director could, at the discretion of the Board of Directors, become an advisory director. Effective January 1, 2004, persons serving as advisory directors (including the two advisory directors listed above) may continue to serve in such capacity only at the discretion of the Board of Directors.

The Corporation Board of Directors recommends voting FOR the election of each of the Nominees for Director.

Stock Ownership of Directors and Executive Officers
The table below contains information as to the shares of our common stock beneficially owned by all directors (and director nominees), advisory directors and executive officers, and by all such persons as a group. Unless otherwise indicated, all shares are owned directly and the named persons possess both sole voting power and sole investment power.  Unless otherwise indicated, none of the shares have been pledged as security.

Name	Amount and Nature of Beneficial Ownership of Corporation Common Stock as of March 1, 2009 1,2		Percent of Class 1,2

J. Barry Banker	3,478	[3]	.05

R. Terry Bennett	747	[4]	.01

Ben F. Brown	25,268	[5]	.34

G. Anthony Busseni	4,271	[6]	.06

C. Douglas Carpenter	3,285	[7]	.04

E. Bruce Dungan	77,490	[8]	1.05

Rickey D. Harp	16,010	[9]	.22

Lloyd C. Hillard, Jr.	6,959	[10]	.09

Dr. Donald J. Mullineaux	900.01

Allison B. Razor	2,017.03

Robert Roach, Jr.	20,000.27

Dr. Donald A. Saelinger	20,260.28

Frank W. Sower, Jr.	64,629	[11]	.88

Dr. John P. Stewart	25,350	[12]	.34

Marvin E. Strong	2,077.03

Dr. John D. Sutterlin	61,000	[13]	.83

Shelley S. Sweeney	172,603		2.35

All Directors (and Nominees), Adisory Directors and Executive Officers as a group	506,344		6.87

______________________________

1           All entries are based on information provided to the Corporation by its directors, advisorydirectors and executive officers.

2    Includes beneficial ownership of 10,049 shares which Rickey D. Harp may be deemed to bebeneficial owner as a result of the right he may exercise to acquire beneficial ownership within 60 days of March 1, 2009. These 10,049 shares are deemed outstanding for purposes of computing the percentage of outstanding shares of our common stock owned by Mr. Harp (and for all directors [and director nominees], advisory directors and executive officers as a group) but are not deemed to be outstanding for purposes of computing the percentage of any other person.

3    Includes 1,000 shares held by Farmers Bank in trust for Mr. Banker’s wife, 404 shares held in an IRA for the benefit of Mr. Banker and 149 shares held by Mr. Banker for each of his three children.

4           Includes 300 shares owned by Mr. Bennett’s wife.

5    Includes 584 shares held for the benefit of Mr. Brown in our Employee Stock Purchase Plan (the “ESPP”), 17,136 shares held in an IRA for the benefit of Mr. Brown and 7,548 shares owned by Mr. Brown’s wife.

6    Includes 636 shares held for the benefit of Mr. Busseni in our ESPP and 805 shares held in an IRA for the benefit of Mr. Busseni.

7    Includes 1,902 shares owned jointly with Mr. Carpenter’s wife, 144 shares held by Mr. Carpenter for each of his two sons and 1,095 shares held by the ESPP for his benefit.

8    Includes 43,600 shares owned by Mr. Dungan’s wife and 1,390 shares held in an IRA for the benefit of Mr. Dungan. A total of 15,500 shares have been pledged as security for a loan.

9           Includes 1,782 shares owned jointly with Mr. Harp’s wife, 788 shares held in an IRA for thebenefit of Mr. Harp and 2,296 shares held by the ESPP for his benefit.

10   Includes 273 shares held for the benefit of Mr. Hillard by the ESPP, 275 shares held in a self-directed IRA for the benefit of Mr. Hillard’s wife, 2,280 shares held in a self-directed IRA for the benefit of Mr.Hillard, and 1,425  shares held in a profit sharing trust for the benefit of Mr. Hillard’s wife.

11   Includes 32,869 shares held jointly by Mr. Sower, Mr. Sower’s brother, John R. Sower, and Mr. Sower’s sister, Lynn S. Bufkin, as co-trustees for various trusts established for the benefit of Mr. Sower’s children and the other  grandchildren of Mr. Sower’s parents.

12    Includes 21,350 shares held by Dr. Stewart as trustee for his own benefit.

13    Includes 17,900 shares held in an IRA for Dr. Sutterlin’s benefit and 900 shares held in an IRA for the benefit of Dr. Sutterlin’s wife.

Executive Compensation

Compensation Discussion and Analysis

Introduction:  We are committed to providing excellent banking service in a friendly hometown fashion while at the same time maximizing equity value for our shareholders.  Accordingly, our goal is to hire and retain dedicated and exceptional people that will help us grow in terms of banking locations and products.  Toward this goal, we have designed and implemented our compensation programs for our named executive officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with us for long and productive careers.  Our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives.

Compensation Philosophy:  While we are committed to hiring the best individuals at all levels of our institutions, in order for us to succeed in the banking industry it is particularly vital that dedicated and exceptional people serve on our executive management team.  We view our executive management team as consisting of ten (10) individuals (including our “named executive officers” in the “Summary Compensation Table” below).  Our compensation programs are designed to attract and retain the most capable executives while motivating these individuals to continue to enhance shareholder value.  While the Compensation Committee has the power to modify the compensation programs, our overall compensation philosophy has remained consistent with these objectives.  We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Our compensation programs in recent years have been relatively simple and rely chiefly on currently paid compensation (principally salary).  Our practice in that regard has been solidified of late due to our recent acquisitions (including our acquisitions of Citizens Bancorp, Inc. and Citizens National Bancshares, Inc.) and the attendant challenge of merging various cultures (including compensation cultures).

Additional Responsibilities.  Because the Corporation is participating in the Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“2008 Act”), which was further amended by the America Recovery and Reinvestment Act of 2009 (“2009 Act”), the responsibilities of our Compensation Committee have increased.  Our Compensation Committee is now required to:

•
identify the features of our senior executives’ incentive compensation arrangements, if any, that could lead a senior executive to take unnecessary and excessive risks that could threaten the value of the Corporation;

•
on or before April 9, 2009 review with the Corporation’s senior risk officers the incentive compensation arrangements of our senior executives to ensure that our senior executives are not encouraged to take unnecessary and excessive risks;

•	meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Corporation from such compensation plans;
•
meet at least annually with the Corporation’s senior risk officers to discuss and review the relationship between the Corporation’s risk management policies and practices and the senior executives’ incentive compensation arrangements; and

•	certify that the Compensation Committee has completed its review of the named executive officers’ incentive compensation arrangements as set forth above.

As a result of our participation in the CPP, we have reviewed our executive compensation programs for compliance with the 2008 Act and the 2009 Act and have determined that we do not currently need to adjust any of our executive compensation packages.  We do not currently award bonuses, retention awards, stock options or other incentive compensation to our senior executives. The 2009 Act, which became effective on February 17, 2009, amended and expanded the executive compensation restrictions of the 2008 Act imposed on CPP participants.  Most of these additional restrictions are to be effectuated by new regulations to be adopted by the United States Treasury.  Once these new regulations are adopted, we will reassess and may be required to amend some of our compensation arrangements.  Our compensation packages are described in more detail below.

Compensation Components:  Total compensation for each member of our executive management team consists of (a) currently paid compensation components consisting of salary, discretionary bonuses and perquisites and (b) long-term components which include discretionary distributions to our Salary Savings Plan and the ability of our executives (as well as all our employees) to acquire our common stock in a favorable manner (from a financial and tax perspective) under our Employee Stock Purchase Plan (“ESPP”). Base salary is established to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness.  Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.  Each component of our compensation arrangements is addressed separately below.

Currently Paid Compensation Components

Salaries.  The salary for each named executive officer reflects his or her superior management experience, continued high performance and exceptional career of service to us over a long period of time.  Our Compensation Committee reviews each executive officer’s salary annually.  For annual salary increases (particularly material ones), our Compensation Committee considers an executive’s increased level of experience, whether or not the executive’s responsibilities have increased over the past year or are in the process of being increased and the named executive officer’s job performance during the past year.

Bonuses.  The Compensation Committee typically does not use bonuses as an incentive for performance for our executive management team (including our named executive officers).  A rare exception to this practice was the bonus paid to Lloyd Hillard in 2006 due to the exceptional return on assets achieved by First Citizens Bank.  See “Compensation: Summary Compensation Table” below.  Even though the Compensation Committee does not typically award bonuses, it has the power to do so except for the following limitations.  On January 9, 2009 the Corporation received funds from the United States Treasury after the United States Treasury purchased equity securities from us as permitted under the CPP.  During the period in which the United States Treasury holds our equity acquired under the CPP, we are not permitted to award any bonuses to our five most highly compensated individuals.

Perquisites.  We provide perquisites on a selective basis to our executive management team members (including our named executive officers).  There is no formula for how perquisites are utilized in the total compensation package; rather, such perquisites assist the Corporation in marginally augmenting total compensation.  For example, a few of our executive officers have a company car because of the extensive traveling that they do in performing their duties for us; as an additional perquisite, we also pay for the portion of the car expenses attributable to their personal use.  Please refer to “Compensation: Summary Compensation Table” below for the base salary, bonus and perquisite compensation for each of our named executive officers.

Long-Term Compensation Elements

Salary Savings Plan.  We maintain a 401(k) plan that we have labeled as the “Salary Savings Plan” for our employees and our subsidiaries’ employees who have attained the age of 18 and have completed 30 days of service with us or with one of our subsidiaries. Prior to 2007 the requirements for participation were an age of at least 21 and one year of service. For purposes of the Salary Savings Plan, a year of service is a twelve-month period in which an employee works at least 1,000 hours. The Salary Savings Plan is administered by the Trust Department of our subsidiary Farmers Bank (the “Fund Manager”). The Salary Savings Plan provides for four types of contributions, as follows:

1.  Voluntary tax-deferred contributions made by the participant;

2.  Voluntary after tax-deferred contributions made by the participant into the Roth 401(k) portion of our Salary Savings Plan;

3.  Matching contributions made by the Corporation; and

4.  Discretionary contributions from the Corporation.

The benefits that a participant can ultimately expect to receive from the Salary Savings Plan are based upon the amount of the annual contributions made by us and the employee to his or her account together with the accumulated value of all earnings on those contributions.  A participant is permitted to make tax-deferred voluntary contributions under a salary reduction agreement. During 2006, all contributions made by a participant up to 4% of such participant’s compensation were matched by the Corporation. In 2007 and again in 2008, we matched up to 6% of such participant’s compensation.  Our Compensation Committee views the matching contributions by us as a retention tool by virtue of the manner in which such matching contributions vest:  two years of service, 20% vested; three years of service, 40% vested; four years of service, 60% vested; five years of service, 80% vested; and six years of service, 100% vested. The Salary Savings Plan participants are immediately vested in 100% of their contributions.

We have the right, in our sole discretion, to make additional contributions to the Salary Savings Plan on behalf of participants. We view this feature as a long-term compensation program for our named executive officers (as well as our other employees).  In 2006 we made a 4% discretionary contribution to the Salary Savings Plan. Discretionary contributions are allocated among participants in the ratio that each participant’s compensation bears to all participants’ compensation. A participant’s contribution to the Salary Savings Plan is considered as part of the participant’s compensation for purposes of computing our contribution to the Salary Savings Plan.  Our discretionary contribution for 2007 was reduced to 2% as a result of the like increase in our matching contribution percentage. No discretionary contribution was made for 2008 and none is anticipated for 2009.

ESPP.  Through our ESPP our employees are offered the opportunity to set aside money each pay period through payroll deductions which will be used at a later time on designated offering dates to purchase shares of our common stock at a discounted price and without payment of brokerage costs or other fees.  Our shares of common stock are offered at a 15% discount from the closing sales price of our shares of stock on NASDAQ as described in the plan document.  Further, our employees may obtain favorable tax treatment by participating in the ESPP.  Provided a participating employee holds his or her shares of our common stock purchased pursuant to the ESPP for a certain length of time, he or she will be entitled to receive capital gains taxation rather than ordinary income taxation upon the disposition or sale of such stock.

Our Board determines the eligibility criteria and offering dates for the ESPP.  Currently, employees who have attained the age of 18 and who have completed one year of service are eligible to participate in the ESPP.  For purposes of the ESPP, one year of service is more than 20 hours per week for twelve months.  Further, an employee will cease to be eligible to participate in the ESPP if he or she will be deemed to possess 5% or more of our common stock.  An eligible employee is also not permitted to purchase shares of our common stock under this plan at a rate that will exceed $25,000 in fair market value of our shares in a single calendar year.

Employee Stock Ownership Plan (“ESOP”).  The Corporation previously maintained an ESOP. No contributions were made to the ESOP in over five years and it was terminated in 2007.

Non-Qualified Stock Option Plan.  We no longer grant any options under our Non-Qualified Stock Option Plan.  However there remain unexercised outstanding options under the plan, which may be exercised in the future.  See “Compensation: Outstanding Equity Awards at Fiscal Year End” for information respecting the unexercised outstanding options of our named executive officers.

Process for Determining Compensation:  We periodically review each component of the Corporation’s executive compensation program to ensure that pay levels are competitive and that any discretionary incentives are linked to Corporation performance targets such as:  income, expenses, asset quality, operating margins, return on assets and return on equity.  We place significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions and our own experience and knowledge of market conditions, and peer group compensation surveys to provide additional information to support the compensation planning process.

In determining the total compensation of our named executive officers, the Compensation Committee plays the key role.  However, our Chief Executive Officer recommends to our Compensation Committee both the total pool for annual base salary increases for our executive management team and the individual annual base salaries for each executive officer.  The Compensation Committee takes these recommendations into serious consideration when making final decisions on compensation for those senior officers.  Compensation decisions regarding our Chief Executive Officer are made entirely by our Compensation Committee with ratification by the full board of directors.

           In 2008, the Compensation Committee engaged Amalfi Consulting, an independent compensation consulting firm specializing in the banking industry, to conduct an executive compensation review.  The consultant reported directly to and presented all findings to the Compensation Committee.  This review focused on the executive management team, including the named executive officers, and included all elements of compensation.  This study was based on market competitive data from industry surveys and detailed compensation information from a custom peer group of 20 publicly traded banks.  The banks in the peer group had assets ranging from approximately $1 to $4 billion.  The results of the study indicated that adjustments in compensation were warranted for some of our executives; however, given economic conditions no significant adjustments were made.

The table below lists the 20 banks in the custom peer group used in the 2008 study.  The peer group was selected by the Compensation Committee based on information provided by Amalfi Consulting.

Company	Ticker	City	State
First Busey Corporation	BUSE	Urbana	IL
Pinnacle Financial Partners, Inc.	PNFP	Nashville	TN
Renasant Corporation	RNST	Tupelo	MS
First Financial Bancorp.	FFBC	Cincinnati	OH
Integra Bank Corporation	IBNK	Evansville	IN
Republic Bancorp, Inc.	RBCAA	Louisville	KY
Green Bankshares, Inc.	GRNB	Greeneville	TN
Community Trust Bancorp, Inc.	CTBI	Pikeville	KY
SCBT Financial Corporation	SCBT	Columbia	SC
Virginia Commerce Bancorp, Inc.	VCBI	Arlington	VA
First Bancorp	FBNC	Troy	NC
MainSource Financial Group, Inc.	MSFG	Greensburg	IN
City Holding Company	CHCO	Charleston	WV
Union Bankshares Corporation	UBSH	Bowling Green	VA
FNB United Corp.	FNBN	Asheboro	NC
First Community Bancshares, Inc.	FCBC	Bluefield	VA
S.Y. Bancorp, Inc.	SYBT	Louisville	KY
German American Bancorp, Inc.	GABC	Jasper	IN
Eastern Virginia Bankshares, Inc.	EVBS	Tappahannock	VA
First Financial Service Corporation	FFKY	Elizabethtown	KY

Our named executive officers do not have employment, severance or change-of-control agreements.  Our named executive officers serve at the will of the Board, which enables us to terminate their employment with discretion as to the terms of any severance arrangement.  This is consistent with our performance-based employment and compensation philosophy.  In addition, our policies on employment, severance and retirement arrangements help retain our executives by subjecting to forfeiture certain elements of compensation that they have accrued over their careers with us if they leave us prior to retirement.

Compensation

The following table sets forth all compensation for services in all capacities to the Corporation and its subsidiaries during the last three fiscal years for the Corporation’s Chief Executive Officer, Chief Financial Officer and the Corporation’s other three highest-paid Executive Officers (including for these purposes three persons not employees of the Corporation but of certain Corporation subsidiaries):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation[1] ($)	Total ($)
G. Anthony Busseni President & CEO	2008 2007 2006	350,000 320,000 299,000	- - -	19,080 22,229 21,804	369,080 342,229 320,804
Ben F. Brown Director; President, Jessamine County, United Bank	2008	200,040	-	21,233	221,273
Rickey D. Harp President & CEO, Farmers Bank	2008 2007 2006	182,000 171,000 163,500	- - -	16,563 17,241 18,710	198,563 188,241 182,210
Lloyd C. Hillard, Jr. Director; President & CEO, First Citizens	2008 2007 2006	168,000 152,500 145,000	- - 20,000	23,691 25,716 25,805	191,691 178,216 190,805
C. Douglas Carpenter Senior Vice President, Secretary & CFO	2008 2007 2006	120,000 110,000 100,000	- - -	15,675 16,956 16,467	135,675 126,956 116,467

1 The 2008 amount reflected in this column for each named executive officer includes (i) group term life insurance premiums and the imputed cost of gas and car expenses related to the personal use of cars owned by us and used by some of our executive officers and (ii) the following director fees from subsidiaries and the Corporation’s 6% matching contributions to each named executive officer’s voluntarily deferred salary contribution into his or her 401(k) plan:

	Mr. Busseni	Mr. Brown	Mr. Hillard	Mr. Harp	Mr. Carpenter

Director Fees	0	7,850	10,250	0	7,600

401(k) Match	13,800	12,008	10,080	10,920	7,200

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the unexercised stock options for each of our named executive officers as of December 31, 2008:
Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options That Were Exercisable at Year End	Number of Securities Underlying Unexercised Options That Were Not Exercisable at Year End	Option Exercise Price	Option Expiration Date
G. Anthony Busseni President & CEO	-	-	-	-	-
Ben F. Brown Director; President, Jessamine County, United Bank	-	-	-	-	-
Rickey D. Harp President & CEO, Farmers Bank	10/25/04	10,049	-	$34.80	10/25/14
Lloyd C. Hillard, Jr. Director; President & CEO, First Citizens	-	-	-	-	-
C. Douglas Carpenter Senior Vice President, Secretary & CFO	-	-	-	-	-

Option Exercises and Stock Awards Vested

None of the named executive officers exercised options during 2008.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	59,621	$32.63	16,600
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	59,621	$32.63	16,600

Compensation of Directors
The following table summarizes the compensation we paid to our directors in 2008.
	Fees Earned or Paid in Cash	All Other Compensation[1]	Total
Directors	($)	($)	($)

J. Barry Banker	15,500	10,943	26,443
R. Terry Bennett[2]	17,850	-	17,850
Dr. Donald J. Mullineaux	12,500	-	12,500
Robert Roach, Jr.	12,750	-	12,750
Dr. Donald A. Saelinger[3]	19,000	-	19,000
Frank W. Sower, Jr.	16,750	-	16,750
Marvin E. Strong, Jr.[4]	22,950	-	22,950
Dr. John D. Sutterlin[5]	28,400	-	28,400
Shelley S. Sweeney	12,000	-	12,000

Advisory Directors	Fees Earned or Paid in Cash ($)	All Other Compensation[1] ($)	Total ($)

E. Bruce Dungan	3,125	-	3,125
Dr. John P. Stewart	2,625	-	2,625
_________________________

1 Certain directors are entitled to participate in our health insurance plan and dental insurance plan that are available to all of our eligible employees.  The insurance premiums that we paid for the directors that chose to participate were less than $10,000 per year except for Mr. Banker.  His insurance premiums were higher because he participated in the family plan.
2  Includes $7,600 in director fees paid by First Citizens.
3 Includes $9,000 in director fees paid by Citizens Northern.
4 Includes $13,200 in director fees paid by Farmers Bank and $2,500 paid by Leasing One.
5 Includes $15,900 in director fees paid by Farmers Bank.

Fees Paid to Directors.  During 2008, directors of the Corporation received a quarterly fee of $1,500. Frank W. Sower, Jr. received an additional $500 per quarter for serving as Chairman of the Board.  Directors received $250 for attending any specially-called Board meetings. In addition, directors received $500 per meeting for serving on the Audit Committee and $250 per meeting for serving on any other committees.  J. Barry Banker received an additional $250 per meeting for serving as the Chairman of the Audit Committee.  In addition to the fees described above, directors received a year-end fee of $4,000.  G. Anthony Busseni did not receive any director fees for serving as a director of the Corporation or any subsidiaries.

Fees Paid to Advisory Directors.  Prior to January 1, 2004, advisory directors were paid in the same manner and amount as directors. Effective January 1, 2004, advisory directors receive a fee of $750 for each quarterly meeting attended, a fee of $125 for each specially-called Board meeting attended, $250 for each Audit Committee meeting attended and $125 for each other committee meeting attended. The fee structure for advisory directors and directors, including Mr. Busseni as the Chief Executive officer, will not change in 2009.

Report of the Compensation Committee

The Compensation Committee of our Board of Directors is composed of three members who are independent, outside directors as defined under NASDAQ rules.  The Compensation Committee has furnished the following report:

We determine the total compensation of the Corporation’s President/Chief Executive Officer.  With input from the Corporation’s President/Chief Executive Officer, we also determine the total short-term and long-term compensation of the directors and other executive officers.  We do not have power to delegate our authority.  We do not have a charter.

To determine the compensation for the President/Chief Executive Officer, other executive officers and directors, we review the following items, if applicable:

▪	the individual’s current total compensation package;
▪	the Corporation’s financial performance;
▪	the importance of the individual to the Corporation’s financial performance;
▪
industry surveys and other information regarding compensation paid to executives and directors performing similar duties for financial institutions in the Corporation’s market area or financial institutions of a size comparable to the Corporation wherever located; and

▪	the size of the Corporation and the complexity of its operations.

We periodically review each component of the Corporation’s executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Corporation performance targets such as:  income, expenses, asset quality, operating margins, return on assets and return on equity.  We place significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions and our own experience and knowledge of market conditions and peer group compensation surveys to provide additional information to support the compensation planning process.  The Corporation engaged Amalfi Consulting in 2008 to conduct an executive compensation review of the executive management team.  The Corporation requested Amalfi Consulting to benchmark our executive’s compensation using data only from nationally published survey sources and public findings.  We considered the results of the report by Amalfi Consulting in evaluating the Corporation’s compensation programs in 2008 for the Corporation’s senior executives, including the named executive officers. Based upon the report of Amalfi Consulting, the compensation of some of our senior executives was low and warranted adjustment.  However, we chose not to make any significant adjustments because of the current condition of the economy.

We certify that in March of 2009 we reviewed with the senior risk officers of the Corporation the incentive compensation arrangements for the Corporation’s senior management team (including the named executive officers) and have made reasonable efforts to ensure that such arrangements do not encourage our senior executives to take unnecessary and excessive risks that threaten the value of the Corporation.

Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Corporation’s philosophy and procedures. We have reviewed and discussed the Compensation Discussion and Analysis with management.  Based on our review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for its 2009 Annual Shareholder’s Meeting.

Dated: March 9, 2009

                                                            Frank W. Sower, Jr., Compensation Committee Chairman
                                                            J. Barry Banker
                                                            Shelley S. Sweeney

Transactions with Related Persons

Our bank subsidiaries have had and expect in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates. All loans to and deposits from such persons or their affiliates have been on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others not related to the lender, and have not involved more than the normal risk of collectability or other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 4 on page 60 and Note 7 on page 61 of the Corporation’s December 31, 2008 audited consolidated financial statements filed on Form 10-K.

Approval Policies for Transactions with Related Persons

Our policies and procedures with respect to related party transactions are set forth in our Code of Ethics and our Audit Committee Charter.

Our employees, officers, and directors may participate in a purchase, sale or lease transaction involving either real or personal property which would be owned, leased, rented or financed by one of our subsidiaries only with the prior consent of our CEO if such transaction complies with provision of the law dealing with insiders (Regulation O), and the transaction does not involve terms which are more favorable than those offered to any person not associated with us or our subsidiaries.

Any transaction between our, and our subsidiaries’, employees, officers, or directors and us or one of our subsidiaries must always be conducted under terms that are not any more favorable than those accorded customers with similar transactions who do not have any inside relationship with the organization. However, loan discounts and waivers of loan and other service fees may be accepted by employees where such discounts and waivers are given to all similarly situated employees and the transaction is pursuant to an established practice, which has been approved by the Board of Directors of that institution. All transactions of this type must also be in compliance with the provisions of Federal Reserve Regulation O (12 CFR 215), which defines the type of transactions allowed between banks and their officers, directors and principal shareholders, and establishes strict guidelines for these dealings.

None of our, or our subsidiaries’, employees, officers, or directors and/or their immediate family may be a regular supplier to, or purchaser from, the organization for goods and services without the prior consent of our CEO.

Loans to, deposits from, and payments for services from related persons are coded accordingly on the appropriate data processing systems. The Corporation’s internal audit group monitors these activities on a quarterly basis and reports the findings to the Audit Committee as stipulated within the charter of the Audit Committee of the Board of Directors.

Whenever one of our, or one of our subsidiaries’, executive officers or directors becomes involved in a potential conflict of interest or gives an appearance of a conflict of interest between the individual's self interest and his duty to us (each a “Related Party Transaction”) that is not described above, then disclosure and permission or a wavier must be obtained from our Board of Directors.  If a director of our Board is involved in a related Party Transaction, then he or she must recuse himself/herself from any discussion or decision regarding the Related Party Transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely upon our review of the Forms 3, 4 and 5 filed during 2008, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe that all required reports were timely filed with the exception of one Form 4 for Dr. John D. Sutterlin which was filed after the prescribed due date.

Report of the Audit Committee

       General. The Audit Committee is currently made up of four non-employee directors.  All members of the Audit Committee are independent directors as defined by the rules of NASDAQ.  We operate under a written charter approved by our committee and adopted by the Board of Directors.

We review the Corporation’s financial reporting process on behalf of our Board. The Audit Committee’s responsibility is to monitor this process, but the Audit Committee is not responsible for preparing the Corporation’s financial statements or auditing those financial statements. Those are the responsibilities of management and the Corporation’s independent registered public accounting firm, respectively.

During 2008, management assessed the effectiveness of the Corporation’s system of internal control over financial reporting in connection with the Corporation’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management, the internal auditors and Crowe Horwath LLP (“Crowe Horwath”) management’s report on internal control over financial reporting which is included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2008.

Financial Statement Review.  Crowe Horwath was the Corporation’s independent registered public accounting firm for 2008.  We have reviewed and discussed the Corporation’s audited financial statements for the year 2008 with management and Crowe Horwath.  Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Crowe Horwath provided an audit opinion to the same effect.

Crowe Horwath has provided us with written assurance of its independence (as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence).

We also met with Crowe Horwath and discussed Crowe Horwath’s independence, the results of its audit and other matters required to be discussed by applicable accounting standards (including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, we have discussed with Crowe Horwath the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Corporation’s internal controls they considered necessary to support their opinion on the financial statements for the year 2008, and various factors affecting the overall quality of accounting principles applied in the Corporation’s financial reporting. Crowe Horwath also met with us without management being present to discuss these matters.

We have considered whether the provision of services to the Corporation by Crowe Horwath, beyond those rendered in connection with the audit and review of financial statements and audit of internal control over financial reporting, is compatible with maintaining the independence of such firm.

In reliance on these reviews and discussions, we recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements referred to above in the Corporation’s annual report on Form 10-K for the fiscal year-ended 2008 to be filed with the SEC.

Dated:  March 9, 2009

                                                              J. Barry Banker, Audit Committee Chairman
                                                              Frank W. Sower, Jr.
                                      Robert Roach, Jr.
                                              Dr. Donald J. Mullineaux

Fees of Independent Registered Public Accounting Firm

Pre-approval Policies and Procedures.  Except as set forth in the next paragraph, the Audit Committee’s policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors.  In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels.  Other services include:

1. Consultation regarding financial accounting and reporting standards;
2. Discussions related to accounting for a proposed acquisition;
3. Discussions regarding regulatory requirements;
4. Consultation concerning tax planning strategies; and
5. Assistance with tax examinations.

The Audit Committee has authorized the Audit Committee Chairman, Barry Banker or the Chairman of the Board of Directors (who is also an Audit Committee member), Frank Sower, to approve additional funds on behalf of the Audit Committee if the independent auditors need to perform additional work which had not been previously approved.

At each regularly-scheduled Audit Committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Audit Committee Chairman or Chairman of the Board since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors.  Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee, the Chairman of the Audit Committee or the Chairman of the Board (who is also an Audit Committee member), and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services.  The fees for services provided by Crowe Horwath were as follows:

Audit fees - Fees for the Corporation’s integrated audit of the annual financial statements and internal control, and the review of the Corporation’s Form 10-Q’s were $270,000 for 2008 and $315,500 for 2007.

Audit related fees - Aggregate fees for all assurance and related services were $24,375 for 2008 and $25,835 for 2007. These fees were incurred for audits of ancillary programs and consulting on accounting topics.

Tax fees - Fees related to tax compliance, advice and planning were $51,600 for 2008 and $57,175 for 2007. These fees were incurred for tax preparation services and consulting on tax related compliance and strategies.

All other fees - $2,447 for 2008 and $0 for 2007. These fees are related to the subscription to an accounting research database.

All services provided by Crowe Horwath in 2008 and 2007 were approved by the Audit Committee.  All fees were approved in accordance with the preapproval policy.  The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence.

PROPOSAL NO. 2
Ratification of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, the Board engaged Crowe Horwath (formerly known as Crowe Chizek and Company LLC) as its independent registered public accounting firm for the fiscal year ending December 31, 2009.  Our Audit Committee and Board seek shareholder ratification of our Board’s appointment of Crowe Horwath to act as the independent auditors of our and our subsidiaries’ financial statements for the fiscal year ending December 31, 2009. If the shareholders do not ratify the appointment of Crowe Horwath, our Audit Committee and Board will reconsider this appointment for 2010. Crowe Horwath will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.  Our Board of Directors recommends voting FOR this proposal.

PROPOSAL NO. 3
Advisory Vote on Executive Compensation and Procedures

On February 17, 2009, President Barack Obama signed the American Recovery and Reinvestment Act of 2009 (the “2009 Act”)  into law, which requires companies that have received funds under the United States Treasury Department’s Capital Purchase Program (the “CPP”), as established under the Troubled Asset Relief Program (“TARP”), to permit non-binding shareholder votes on executive compensation. Because we have participated in the CPP, we are asking shareholders to approve our executive compensation programs and procedures.

In the section of this proxy statement entitled “Compensation Discussion and Analysis,” we have described the compensation packages for our executive management team as well as the process by which our Compensation Committee determines the compensation for our executive management team.  Further, the section of this proxy statement entitled “Executive Compensation” describes in specific detail the compensation that we paid our named executive officers in 2008.  We believe this disclosure provides our shareholders with the information they need to make an informed decision regarding whether or not to approve our executive compensation programs and procedures. We ask that you endorse the following proposal:

“The Corporation’s overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement, are approved.”

As provided by the 2009 Act, the shareholder vote shall not be binding on our Board and will not be used to overrule any previous executive compensation decisions that we and our Board have made. We are not creating or implying any additional fiduciary duties on our Board by asking you to vote on this proposal.

Our Board of Directors recommends voting FOR this proposal.

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Farmers Capital
Bank Corporation

Notice of Annual Meeting
and Proxy Statement

Annual Meeting of
Shareholders
May 12, 2009

Farmers Capital Bank Corporation

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Shareholders, May 12, 2009

The undersigned shareholder hereby appoints G. Anthony Busseni and Frank W. Sower, Jr., or either of them with full power of substitution, to act as proxy for and to vote the shares in Farmers Capital Bank Corporation held by the undersigned at the Annual Meeting of Shareholders to be held at Farmers Bank & Capital Trust Co., 125 West Main Street, Frankfort, Kentucky on Tuesday, May 12, 2009, at 11:00 a.m., Eastern Daylight Time, and at any adjournment or adjournments thereof, on all matters coming before the meeting.

By signing below the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 12, 2009 and the accompanying proxy statement.

            If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate box below.

1.
The election of the following Nominees as Directors of the Corporation as set forth in the Board of Director's Proxy Statement: 1) Frank W. Sower, Jr., 2) J. Barry Banker, 3) Dr. John D. Sutterlin, 4) Dr. Donald J. Mullineaux;

           FOR ALL NOMINEES
           WITHHOLD ALL NOMINEES
           FOR ALL NOMINEES EXCEPT THOSE LISTED____________________

2.	A proposal to ratify the appointment of Crowe Horwath LLP as the Corporation’s independent principal accountants for the calendar year 2009; and

           FOR
           AGAINST
           ABSTAIN

3.
A proposal to endorse the  Corporation’s overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and Executive Compensation sections of the proxy statement.

           FOR
           AGAINST
           ABSTAIN

4.	The transaction of such other business as may properly come before the meeting.

Farmers Capital Bank Corporation
Proxy Reply Card

If this proxy is properly executed, then the proxies will vote:  (1) as you specify above or (2) if you do not specify your vote above, then

·	FOR all the Nominees referred to in Item 1 (including any substitute Nominee in the case of unavailability),
·	FOR the ratification of Crowe Horwath LLP,

•	FOR the endorsement of our executive compensation programs and procedures and
•	as the proxies decide on any other matter that comes before the meeting.

Directions to Shareholder Meeting. Our shareholder meeting will be held at Farmers Bank & Capital Trust Co. located at 125 West Main Street, Frankfort, Kentucky.  If you need directions, please contact our Secretary at Farmers Capital Bank Corporation, 202 West Main Street, Frankfort, Kentucky 40601, Attention: C. Douglas Carpenter  or call our office at (502) 227-1668.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2009.  The proxy statement, this form of proxy and our 2008 Annual Report to Shareholders, including financial statements, are available at www.farmerscapital.com.

PLEASE DATE AND SIGN BELOW, AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy is solicited by the Board of Directors and will be voted as stated herein.

Farmers Capital Bank Corporation
Proxy

I hereby vote my shares (listed below) as indicated on the reverse side.

Please sign your name below exactly as it appears on your stock certificate(s).  Joint owners must each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date   ______________________________________ 2009
     ________________________________________________
________________________________________________
________________________________________________
Signature of Shareholder(s)